UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2024

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of New Director

On April 29, 2024, the Board of Directors (“Board”) of FuelCell Energy, Inc. (the “Company”) increased the size of the Board to eight directors and elected a new director – Tyrone Michael Jordan – to serve on the Board effective April 29, 2024, until the annual meeting of the stockholders of the Company to be held in 2025 or until his earlier resignation or removal. In addition to his election to the Board, Mr. Jordan has been appointed, effective April 29, 2024, to serve on the Compensation and Leadership Development Committee and the Environmental, Social, Governance and Nominating Committee of the Board.

There are no arrangements or understandings between Mr. Jordan and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Jordan has an interest that would be reportable under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Jordan will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 16, 2024.

In connection with his election to the Board, Mr. Jordan received an annual retainer for service on the Board of $50,000 and annual non-chair committee fees of $7,500 for service on the Compensation and Leadership Development Committee and $7,500 for service on the Environmental, Social, Governance and Nominating Committee.

In addition, Mr. Jordan received an award of 123,749 restricted stock units (“RSUs”) under the Company’s Fourth Amended and Restated 2018 Omnibus Incentive Plan (the “Plan”), which Plan is described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on February 16, 2024, as amended and supplemented by the proxy supplement filed by the Company with the SEC on March 6, 2024. Such RSUs (i) vest on the date of the regularly scheduled annual meeting of the stockholders of the Company to be held in 2025, (ii) are to be settled in cash or in shares of the Company’s common stock, at the discretion of the Compensation and Leadership Development Committee, as the administrator under the Plan, (iii) are subject to the Plan, and (iv) are subject to the terms and conditions set forth in the Restricted Stock Unit Award Agreement pursuant to which such RSUs are granted, which is based on the form of Restricted Stock Unit Award Agreement previously approved by the Compensation Committee.

Item 7.01.Regulation FD Disclosure.

On April 29, 2024, the Company issued a press release announcing the election of Tyrone Michael Jordan to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release dated April 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 29, 2024	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer, and Treasurer